Invitae Reports $216.8 Million in Annual Revenue Driven by More Than 482,000 Samples in 2019

-- Increased annual revenue by approximately 47% and annual volume by nearly 60% year-over-year --
-- Issued 2020 guidance of more than 725,000 samples accessioned and more than $330 million in revenue, reflecting a more than 50% annual growth in both volume and revenue --
-- Hosting conference call and webcast today at 4:30pm Eastern/1:30pm Pacific --

SAN FRANCISCO, February 19, 2020 – Invitae Corporation (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the fourth quarter and full year ended December 31, 2019.

“In 2019, we delivered another year of extraordinary growth, both in the U.S. and internationally. We expanded our customer base and saw strong re-order rates among new accounts. We also made it easier to access our testing, both through traditional payers and via unique partnership programs,” said Sean George, co-founder and chief executive officer of Invitae. “We enter 2020 with momentum and a unique business model that we believe is well-positioned to deliver genetics-informed healthcare to patients. As we continue to scale our business, we are confident our approach and the investments we are making will further strengthen our ability to bring affordable, accessible genetic information to billions of people worldwide.”

Full Year and Fourth Quarter 2019 Financial Results

•Increased test volume by nearly 60% year-over-year, driven by an expanding customer base with approximately 3,500 new accounts added to previous base of 4,900 and strong re-order rates of 80% across new accounts in 2019
◦Accessioned more than 482,000 samples in 2019, including approximately 148,000 samples in the fourth quarter
◦Reported approximately 469,000 billable reports in 2019, including 147,000 billable reports in the fourth quarter
•Increased revenue by approximately 47% year-over-year
◦Generated revenue of $216.8 million in 2019, including $66.3 million in the fourth quarter
•Decreased average cost per sample 7% year-over-year
◦Reported average cost per sample of $245 during 2019, and $248 in the fourth quarter
•Improved gross profit by 46% year-over-year
◦Achieved gross profit of $98.7 million in 2019, including $29.6 million in the fourth quarter
•Reported 46% gross margins in 2019, including 45% gross margins in the fourth quarter

Total operating expense, excluding cost of revenue, for the full year 2019 was $342.8 million compared to $190.2 million in 2018. Operating expense for the fourth quarter of 2019 was $108.6 million. Non-GAAP operating expense, which excludes amortization of acquired intangible assets and acquisition-related stock-based compensation and post-combination expense, was $293.6 million for the full year 2019 compared to $185.1 million in 2018, and $89.2 million in the fourth quarter of 2019.

For the full year 2019, net loss was $242.0 million, or a $2.66 net loss per share compared to a net loss of $129.4 million, or a $1.94 net loss per share, for the full year 2018. For the fourth quarter of 2019, Invitae reported a net loss of $76.9 million, or a $0.79 net loss per share, compared to a net loss of $29.8 million in the fourth quarter of 2018, or a $0.40 net loss per share.

At December 31, 2019, cash, cash equivalents, restricted cash, and marketable securities totaled $398.0 million. Net increase in cash, cash equivalents and restricted cash was $39.4 million in 2019 and $315.6 million for the fourth quarter. Cash burn, including various financing and acquisition-related expenses, was $278.3 million in 2019, including $75.5 million in the fourth quarter. The annual cash burn was approximately $153 million when various financing and acquisition-related expenses are excluded (such as $85.6 million cash paid to settle obligations under the 2018 Note Purchase Agreement (which includes $1.3 million of accrued interest on the third quarter 2019 quarterly interest payment) and $41 million in acquisition-related payments).

Looking ahead to 2020, Invitae has guided to more than 725,000 samples accessioned generating more than $330 million in revenue, reflecting a more than 50% annual growth rate in both volume and revenue.

This press release contains non-GAAP financial measures. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below.

Corporate & Scientific Highlights

Invitae's network of biopharma partnerships continued to grow throughout the year and now includes more than 80 agreements with more than 45 companies:

•Invitae's first sponsored testing partnership program, Behind the Seizure®, expanded access to testing for pediatric epilepsy to children under eight who experience an unprovoked seizure. With eight partners now supporting the program, it has been shown that participants in the program were diagnosed one to two years sooner than historic averages.
•Five Invitae Detect programs were launched in 2019, creating multi-partner programs that increase access to genetic testing in therapeutic areas where it is under-utilized. The company announced Amicus Therapeutics, Enzyvant and Orchard have joined as partners in the Detect Lysosomal Disorders program in January 2020.

Invitae enhanced its technologies and services and advanced medical research to deepen understanding of the use of genetics in clinical care:

•Acquired three companies that are intended to further enhance Invitae's clinical variant interpretation capabilities, meaningfully reduce the cost of testing and provide superior customer workflows and patient support.
•Presented and published clinical research demonstrating the frequency of actionable genetic variants in large patient populations and supporting the expansion of guidelines for patients with ovarian, breast, pancreatic, prostate and colorectal cancer.
•Launched Invitae Discover, a clinical research platform that leverages biometric data available through Apple Watch to provide better understanding of the genetic causes of disease, with the first study in cardiovascular disease.

Invitae expanded access to its high-quality, in-depth medical genetic testing via insurers and health systems in the United States and internationally:

•Supported the finalized National Coverage Determination (NCD) issued by Centers for Medicare and Medicaid Services (CMS), which allows for more flexible Medicare coverage for Next Generation Sequencing (NGS).

•Partnered with the University of Vermont Health Network on a population health testing program to offer proactive genetic screening as part of routine clinical care for patients in Vermont.
•Announced in-network status with Cigna. Invitae is now in contract with all national commercial health plans and has approximately 295 million covered lives in network.
•Named one of seven labs in UnitedHealthcare's (UHC) Preferred Lab Network (PLN), based on a rigorous quality and affordability review out of a broader network of more than 300 labs.
•Launched Invitae's direct channel to make it easier for consumers to receive the same high-quality, affordable medical genetic testing from Invitae that experts use and trust.
•Established plans to increase international presence with local laboratory and/or fulfillment infrastructure in five countries. Invitae served customers in more than 95 ex-U.S. countries, accounting for more than 10% of 2019 volume.

Webcast and Conference Call Details
Management will host a conference call and webcast today at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss financial results and recent developments. The dial-in numbers for the conference call are (866) 393-4306 for domestic callers and (734) 385-2616 for international callers, and the reservation number for both is 2782984. Following prepared remarks, management will respond to questions from investors and analysts, subject to time limitations.

The live webcast of the call and slide deck may be accessed by visiting the investors section of the company’s website at ir.invitae.com. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the company’s website.

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company, whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company's website at invitae.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s financial results for the quarter and year ended December 31, 2019; the company's beliefs regarding estimated guidance for 2020 and future financial performance; the impact of the company's acquisitions, partnerships and product offerings; and the company’s beliefs regarding the growth of its business, its position and impact on the genetic testing industry, its success in executing on its mission and achieving its goals, and the benefits of genetic testing. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the actual results for the quarter and year ended December 31, 2019; the company’s ability to continue to grow its business, including internationally; the company’s history of losses; the company’s ability to compete; the company’s failure to manage growth effectively; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the company’s failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; the company’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

To supplement Invitae’s consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures, including non-GAAP cost of revenue, non-GAAP operating expense, including non-GAAP research and development, non-GAAP selling and marketing and non-GAAP general and administrative, as well as non-GAAP net loss and net loss per share and non-GAAP cash burn. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company's ongoing operating results and trends.

Management is excluding from some or all of its non-GAAP operating results (1) amortization of acquired intangible assets, (2) acquisition-related stock-based compensation related to inducement grants, (3) post-combination expense related to the acceleration of equity grants in connection with business combinations, and (4) acquisition-related income tax benefits. These non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on the reported financial results. Management accounts for this limitation by analyzing results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in the company's public disclosures.

Cash burn excludes (1) changes in marketable securities other than investments made in privately held companies, (2) cash received from equity financings, (3) net cash received from proceeds from term debt or convertible senior notes, and (4) cash received from exercises of warrants. Management believes cash burn is a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash, cash equivalents, and restricted cash for the period because it excludes cash provided by or used for other operating, investing or financing activities. Management accounts for this limitation by providing information about the company's operating, investing and financing activities in the statements of cash flows in the consolidated financial statements in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting net cash provided by (used in) operating, investing and financing activities as well as the net increase or decrease in cash, cash equivalents and restricted cash in its reconciliation of cash burn.

In addition, other companies, including companies in the same industry, may not use non-GAAP cost of revenue, non-GAAP research and development, non-GAAP selling and marketing, non-GAAP general and administrative expense, non-GAAP operating expense, non-GAAP net loss and net loss per share, or cash burn or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below.

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$151,389	$112,158
Marketable securities	240,436	13,727
Accounts receivable	32,541	26,296
Prepaid expenses and other current assets	18,032	13,258
Total current assets	442,398	165,439
Property and equipment, net	37,747	27,886
Operating lease assets	36,640	—
Restricted cash	6,183	6,006
Intangible assets, net	125,175	30,469
Goodwill	126,777	50,095
Other assets	6,681	3,064
Total assets	$781,601	$282,959
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,321	$7,812
Accrued liabilities	64,814	26,563
Operating lease obligation	4,870	—
Finance lease obligation	1,855	1,937
Total current liabilities	81,860	36,312
Operating lease obligation, net of current portion	42,191	—
Finance lease obligation, net of current portion	1,155	1,375
Debt	—	74,477
Convertible senior notes, net	268,755	—
Other long-term liabilities	8,000	8,956
Total liabilities	401,961	121,120
Stockholders’ equity:
Preferred stock	—	—
Common stock	10	8
Accumulated other comprehensive loss	(9)	(5)
Additional paid-in capital	1,138,316	678,548
Accumulated deficit	(758,677)	(516,712)
Total stockholders’ equity	379,640	161,839
Total liabilities and stockholders’ equity	$781,601	$282,959

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
Test revenue	$65,050	$44,546	$212,473	$144,560
Other revenue	1,235	810	4,351	3,139
Total revenue	66,285	45,356	216,824	147,699
Costs and operating expenses:
Cost of revenue	36,723	21,141	118,103	80,105
Research and development	51,279	16,570	141,526	63,496
Selling and marketing	34,575	19,206	122,237	74,428
General and administrative	22,744	14,343	79,070	52,227
Total costs and operating expenses	145,321	71,260	460,936	270,256
Loss from operations	(79,036)	(25,904)	(244,112)	(122,557)
Other expense, net	1,681	(4,634)	(3,891)	(2,568)
Interest expense	(5,350)	(2,103)	(12,412)	(7,030)
Net loss before taxes	(82,705)	(32,641)	(260,415)	(132,155)
Income tax benefit	(5,800)	(2,800)	(18,450)	(2,800)
Net loss	$(76,905)	$(29,841)	$(241,965)	$(129,355)
Net loss per share, basic and diluted	$(0.79)	$(0.40)	$(2.66)	$(1.94)
Shares used in computing net loss per share, basic and diluted	97,374	75,092	90,859	66,747

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities:
Net loss	$(241,965)	$(129,355)	$(123,380)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,206	13,540	9,181
Stock-based compensation	75,948	20,850	19,221
Amortization of debt discount and issuance costs	4,416	—	—
Impairment losses	—	2,925	—
Benefit from income taxes	(18,450)	(2,862)	(1,856)
Debt extinguishment costs	8,926	5,266	—
Other	1,095	1,168	2,214
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(6,131)	(5,291)	(1,963)
Prepaid expenses and other current assets	(4,979)	(1,445)	(641)
Other assets	2,026	(163)	(185)
Accounts payable	1,558	(417)	(535)
Accrued expenses and other liabilities	16,297	3,564	(37)
Net cash used in operating activities	(145,053)	(92,220)	(97,981)
Cash flows from investing activities:
Purchases of marketable securities	(260,917)	(9,680)	(101,867)
Proceeds from sales of marketable securities	—	19,965	—
Proceeds from maturities of marketable securities	34,500	32,458	68,768
Acquisition of businesses, net of cash acquired	(33,846)	—	2,821
Purchases of property and equipment	(20,047)	(5,970)	(6,675)
Other	—	(1,000)	—
Net cash provided by (used in) investing activities	(280,310)	35,773	(36,953)
Cash flows from financing activities:
Proceeds from public offerings of common stock, net of issuance costs	204,024	112,441	—
Proceeds from issuance of common stock, net	9,470	17,511	74,619
Proceeds from issuance of convertible senior notes, net	339,900	—	—
Proceeds from issuance of debt, net	—	93,909	39,661
Payments of debt extinguishment costs	(10,638)	(4,609)	—
Loan payments	(75,000)	(60,000)	(30,457)
Finance lease principal payments	(2,075)	(2,100)	(2,952)
Other	(910)	—	—
Net cash provided by financing activities	464,771	157,152	80,871
Net increase (decrease) in cash, cash equivalents and restricted cash	39,408	100,705	(54,063)
Cash, cash equivalents and restricted cash at beginning of period	118,164	17,459	71,522
Cash, cash equivalents and restricted cash at end of period	$157,572	$118,164	$17,459

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of revenue	$36,723	$21,141	$118,103	$80,105
Amortization of acquired intangible assets	(2,038)	—	(4,435)	—
Non-GAAP cost of revenue	$34,685	$21,141	$113,668	$80,105

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Research and development	$51,279	$16,570	$141,526	$63,496
Amortization of acquired intangible assets	(117)	(609)	(467)	(2,437)
Acquisition-related stock-based compensation	(17,907)	—	(39,106)	—
Non-GAAP research and development	$33,255	$15,961	$101,953	$61,059

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Selling and marketing	$34,575	$19,206	$122,237	$74,428
Amortization of acquired intangible assets	(675)	(619)	(2,699)	(2,496)
Non-GAAP selling and marketing	$33,900	$18,587	$119,538	$71,932

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
General and administrative	$22,744	$14,343	$79,070	$52,227
Amortization of acquired intangible assets	(29)	(29)	(114)	(114)
Acquisition-related post-combination expense	(640)	—	(6,798)	—
Non-GAAP general and administrative	$22,075	$14,314	$72,158	$52,113

Reconciliation of Operating Expense to Non-GAAP Operating Expense
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Research and development	$51,279	$16,570	$141,526	$63,496
Selling and marketing	34,575	19,206	122,237	74,428
General and administrative	22,744	14,343	79,070	52,227
Operating expense	108,598	50,119	342,833	190,151
Amortization of acquired intangible assets	(821)	(1,257)	(3,280)	(5,047)
Acquisition-related stock-based compensation	(17,907)	—	(39,106)	—
Acquisition-related post-combination expense	(640)	—	(6,798)	—
Non-GAAP operating expense	$89,230	$48,862	$293,649	$185,104

Reconciliation of Net Loss to Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net loss	$(76,905)	$(29,841)	$(241,965)	$(129,355)
Amortization of acquired intangible assets	2,859	1,257	7,715	5,047
Acquisition-related stock-based compensation	17,907	—	39,106	—
Acquisition-related post-combination expense	640	—	6,798	—
Acquisition-related income tax benefit	(5,800)	(2,800)	(18,450)	(2,800)
Non-GAAP net loss	$(61,299)	$(31,384)	$(206,796)	$(127,108)

Non-GAAP net loss per share, basic and diluted	$(0.63)	$(0.42)	$(2.28)	$(1.90)
Shares used in computing net loss per share, basic and diluted	97,374	75,092	90,859	66,747

INVITAE CORPORATION

Reconciliation of Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Net cash used in operating activities	$(28,366)	$(32,725)	$(36,696)	$(47,266)	$(145,053)
Net cash provided by (used in) investing activities	(17,545)	25,133	(17,200)	(270,698)	(280,310)
Net cash provided by financing activities	186,120	2,462	273,848	2,341	464,771
Net increase (decrease) in cash, cash equivalents and restricted cash	140,209	(5,130)	219,952	(315,623)	39,408
Adjustments:
Purchases of investments	20,781	—	—	240,136	260,917
Maturities of investments	(6,000)	(28,000)	(500)	—	(34,500)
Proceeds from public offering of common stock, net of issuance costs	(184,490)	—	(19,534)	—	(204,024)
Proceeds from issuance of convertible senior notes, net	—	—	(339,900)	—	(339,900)
Proceeds from exercises of warrants	(88)	(25)	(58)	(10)	(181)
Cash burn	$(29,588)	$(33,155)	$(140,040)	$(75,497)	$(278,280)

- Cash burn for the year ended December 31, 2019 includes $85.6 million of cash paid to settle our obligations under the 2018 Note Purchase Agreement (which includes $1.3 million of accrued interest on the third quarter 2019 quarterly interest payment) and $41 million paid in connection with acquisitions during 2019.

Source: Invitae Corporation
Contact:
Laura D’Angelo
ir@invitae.com
(628) 213-3369
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